EXHIBIT 16.1

August 17, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: NOVELOS THERAPEUTICS, INC.

Ladies and Gentlemen:

We have read the statements made by Novelos Therapeutics, Inc. in Item 4.01(a)
of the accompanying Form 8-K, which is being filed with the Securities and
Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya & Company
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De Joya & Company
Henderson, Nevada